UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On March 27, 2017, Antero Resources Midstream Management LLC (“Midstream Management”), a Delaware limited liability company that indirectly controls the incentive distribution rights and owns the general partner interest in Antero Midstream Partners LP (“Antero Midstream”), filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to the proposed initial public offering of its common shares representing limited partner interests (the “common shares”).

In connection with the offering, Midstream Management expects to convert into a Delaware limited partnership that will elect to be treated as a corporation for federal income tax purposes, and its sole member will offer a number of common shares to be determined.

The registration statement contains certain information with respect to Midstream Management’s estimated cash available for distribution for the twelve months ending June 30, 2018 based upon the Adjusted EBITDA of Antero Midstream for that period.

The registration statement relating to these securities has been filed with the SEC and is available on the SEC’s website but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Neither this Current Report on Form 8-K nor the information contained herein shall constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom.

Also in connection with the offering, Midstream Management updated its Northeast infrastructure organic investment opportunity set, which is estimated to be in excess of $5 billion through 2026.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management, LLC,
its general partner

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President

Dated: March 27, 2017